 Exhibit 1.01

Accelerate Diagnostics, Inc.
Conflict Minerals Report
For The Year Ended December 31, 2023

This Conflict Minerals Report for the year ended December 31, 2023, is submitted by Accelerate Diagnostics, Inc. (“Accelerate” or the “Company”) as required by Section 13(p) of, and Rule 13p-1 under, the Securities Exchange Act of 1934, as amended (the “Conflict Regulations”).

1.Company Overview

This report has been prepared by management and supply chain personnel of the Company. The information includes the activities of all subsidiaries that are included in the Company’s consolidated financial statements.

Accelerate is an in vitro diagnostics company dedicated to providing solutions that improve patient outcomes and lower healthcare costs through the rapid diagnosis of serious infections. Microbiology laboratories need new tools to address what the U.S. Centers for Disease Control and Prevention (the “CDC”) calls one of the most serious healthcare threats of our time, antibiotic resistance. A significant contributing factor to the rise of resistance is the overuse and misuse of antibiotics, which is exacerbated by a lack of timely diagnostic results. The delay of identification and antibiotic susceptibility results is often due to the reliance by microbiology laboratories on traditional culture-based tests that often take two to three days to complete. The Company’s technology platforms are intended to address these challenges by delivering significantly faster testing of infectious pathogens in various patient sample types.

2.    Product Overview

During 2023, the Company manufactured and sold four categories of products: (1) its Accelerate Pheno® system instrument, (2) Accelerate PhenoTest® BC Kit consumables, (3) its Accelerate Arc™ system instrument, and (4) Accelerate Arc BC Kit consumables (each, a “Product” and collectively, the “Products”).

Accelerate Pheno

The Accelerate Pheno system is the Company’s rapid diagnostic platform. The Accelerate PhenoTest BC Kit is indicated as an aid, in conjunction with other clinical and laboratory findings, in the diagnosis of bacteremia and fungemia, both life-threatening conditions with high morbidity and mortality risk. The device provides identification (“ID”) results followed by antibiotic susceptibility testing (“AST”) for certain pathogenic bacteria commonly associated with or causing bacteremia. This test kit uses genotypic technology to identify infectious pathogens and phenotypic technology to conduct AST, which determines whether live bacterial cells are resistant or susceptible to a particular antimicrobial. This information can be used by physicians to rapidly modify antibiotic therapy to lessen adverse events, improve clinical outcomes, and help preserve the useful life of antibiotics.

Accelerate Arc

The Accelerate Arc instrument and Accelerate Arc BC Kit is the Company’s system for automating the clean-up and concentration of microbial cells from positive blood culture samples.

Mass spectrometry, and particularly the Matrix-assisted laser desorption ionization time of flight version (“MALDI-TOF”), is an ID technology receiving wide attention. These systems require a pure strain isolate for analysis and enrichment culturing to produce enough material to analyze. MALDI-TOF systems require extensive organism enrichment and purification, which can be provided by the Company’s Accelerate Arc system.

The Company conducted an analysis of its Products and determined that tin, tungsten, tantalum, and gold can be found in its Products.

3.    Due Diligence

Based on the Company’s reasonable country of origin inquiry (“RCOI”), the Company was unable to reasonably conclude that all of its conflict minerals did not originate in the Democratic Republic of the Congo or adjoining countries (“Covered Countries”) or come from recycled or scrap sources. Accordingly, the Company performed due diligence to determine the source and chain of custody of the conflict minerals in its Products. Conflict minerals are obtained from sources worldwide, and the Company does not desire to eliminate those originating in the Covered Countries. While the Company is committed to conflict free sourcing of minerals from its supply chain, the Company also recognizes the importance of supporting responsible mineral sourcing from the Covered Countries so as not to negatively impact the economies of those countries.

Design of Due Diligence Measures

The Company’s due diligence measures were designed to conform in all material respects with the due diligence framework in the Organisation for Economic Co-operation and Development (“OECD”) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (Third Edition, OECD 2016) and the related Supplements on tantalum, tin, tungsten, and gold (collectively, the “OECD Guidance”).

Due Diligence Measures Performed

    Due diligence measures performed for reporting year 2023 consisted of the following:

•OECD: Step 1: Establish strong company management systems

◦A team of Company personnel from its legal, supply chain, and research and development departments with relevant expertise performed an assessment of its Products and Product components and the role that relevant suppliers play throughout the Company’s manufacturing and Product delivery processes.

◦The conflict minerals team oversaw all aspects of the Company’s conflict minerals processes and its diligence on conflict minerals sourcing.

•OECD: Step 2: Identify and assess risks in the supply chain

◦The Company supported ethical sourcing and the use of only conflict-free minerals (that is, minerals that do not directly or indirectly finance or benefit armed groups (as defined in the Form SD instructions) in the Covered Countries) in its Products. The Company defined the scope of its conflict minerals due diligence by identifying, contacting, and requesting relevant information from its direct suppliers that provided components or materials for Products manufactured by the Company in 2023 that were likely to contain conflict minerals.

◦The Company used the conflict minerals reporting template (“CMRT”) standardized by the Responsible Minerals Initiative (“RMI”). The Company requested that each of its relevant suppliers provide the information included within the CMRT, which elicits information relating, among other things, to the following:

▪whether the smelters in their supply chains source conflict minerals from a Covered Country;

▪whether such minerals come from a recycler or scrap supplier;

▪whether the applicable supplier requests and has received completed CMRTs from all of its sub-suppliers;

▪whether the supplier has identified all the applicable smelters it and its sub-suppliers use to supply components or materials to the Company, and, if so, the identity of such smelters;

▪whether the supplier has a policy in place that addresses responsible sourcing;

▪whether the supplier requires its sub-suppliers to source from smelters whose due diligence practices have been validated by an independent third party audit program;

▪whether the supplier has implemented due diligence measures for responsible sourcing; and

▪whether the supplier reviews the due diligence information received from its suppliers, and, if so, whether this process includes corrective action management.

◦The Company reviewed the information provided by its direct suppliers to determine completeness, assess reasonableness, and attempt to identify inconsistencies and inaccuracies.

◦The Company compared the smelter information provided by its direct suppliers against the standard smelter list in the CMRT. For those smelters included in the CMRT, the Company reviewed whether such smelters were listed as Responsible Minerals Assurance Process (“RMAP”) Conformant or Active.

•OECD Step 3: Design and implement a strategy to respond to identified risks

◦The Company supports industry initiatives to encourage a conflict-free supply chain and seeks to develop and establish supply arrangements with companies that exercise reasonable measures to ensure the components and materials they supply to the Company do not support armed conflict within the Covered Countries. The Company continued to evaluate its supply chain strategy to (a) support the objective of preventing the use in Company products of conflict minerals that directly or indirectly finance or benefit armed groups (as defined in the Form SD Instructions) in the Covered Countries, (b) minimize the knowing procurement of materials that are not conflict-free (if conflict-free sources are reasonably available), and (c) further communicate to its direct suppliers the Company’s expectations and systems that are designed to accomplish this goal.

◦The Company seeks to establish and maintain long-term relationships with its key suppliers. However, the Company carefully evaluates any supply arrangements that it determines may finance or benefit armed groups through the sourcing of conflict minerals within the Covered Countries. In such instances, the Company may request the supplier to commit to devise and undertake appropriate corrective action to move to a conflict-free source, or it may consider other appropriate sources for the supplier’s components or materials.

•OECD Step 4: Carry out independent third-party audit of smelter/refiner’s due diligence practices

◦The Company does not have a direct relationship with the smelters and refiners used to process the conflict minerals necessary to its Products and does not perform audits of those smelters and refiners. The Company relies on industry efforts, such as the RMI, to influence smelters and refineries to become certified as part of RMAP.

◦The RMAP independently audits the source, including mines of origin and chain of custody, of the conflict minerals used by smelters and refiners that agree to participate in the RMAP. The smelters and refiners that are found to be RMAP Conformant are those for which the independent audit has verified that the smelter’s or refiner’s conflict minerals originated from conflict free mines.

•OECD Step 5: Report annually on supply chain due diligence

◦The Company does not obtain conflict minerals directly from mines, smelters or refiners. The Company is an indirect purchaser of conflict minerals, as these minerals are contained in components and materials used in its Products that the Company acquires from its direct suppliers, and its due diligence measures provide reasonable, not absolute, assurance regarding the source and chain of custody of the conflict minerals in its Products. The Company relies on its direct suppliers to provide information on the origin of the conflict minerals contained in components and materials supplied to the Company, including sources of conflict minerals that are supplied from lower-tier suppliers. The Company seeks data from its direct suppliers of components and materials and those suppliers seek similar information within their supply chains to identify the original sources of the conflict minerals. The Company may also rely from time to time on information collected and provided by independent third-party audit programs or other sources that it deems reliable. Such sources of information may produce inaccurate or incomplete information and may be subject to fraud. In addition, because of the Company’s location within the supply chain, its ability to verify the accuracy of information reported by suppliers is limited.

◦The Company prepares and files a Form SD to the SEC on an annual basis. This report is made available and posted publicly on the Company’s website at http://ir.axdx.com/governance-documents.

4.    Results of Due Diligence

In order to understand the sources of conflict minerals used in its complex and multi-tiered supply chain, the Company implemented a survey program capitalizing on industry standards set by the RMI. The Company requested all direct suppliers of components or materials containing conflict minerals used in its Products to conduct due diligence of their supply chains down to the smelters and refiners and report the results to the Company on a CMRT. In this regard, the Company surveyed all direct suppliers that contributed components or materials that contained conflict minerals to its Products manufactured in 2023. The Company received responses from 100% of the direct suppliers surveyed.

A. Facilities Used to Process Conflict Minerals

The Company’s direct suppliers identified smelters and refiners that may have been used to process the conflict minerals in its Products, and such smelters and refiners are listed in Table 1. The Company’s direct suppliers have provided it with information at the “company” level. Declarations at the “company” level do not limit the information provided on smelters and refiners to those specific to the components or materials that the supplier provides to the Company. Accordingly, the list of smelters and refiners in Table 1 is likely to contain more facilities than those that processed or refined the conflict minerals actually contained in the Company’s Products. The potential over-reporting of smelter and refiner facilities is a function of such Products containing components or materials that are several steps removed from such facilities, as well as the lack of specificity, in certain cases, with respect to the information that respondents provide to the Company or to its direct suppliers.

B. Countries of Origin of the Company’s Conflict Minerals

None of the Company’s direct suppliers provided any country of origin information. The Company is continuing to evaluate the information provided by its direct suppliers, and its efforts to diligence its supply chain and obtain country of origin information regarding the conflicts minerals used in its Products are ongoing.

C. Efforts to Determine Mine or Location of Origin

    The Company has determined that the most reasonable effort it can make to determine the mines or locations of origin of its conflict minerals is to seek information from its direct suppliers and ask its direct suppliers to make the same inquiries from their suppliers. However, none of the Company’s direct suppliers provided any mine or location of origin information.

5.     Steps Taken and Being Taken to Mitigate Risk and Improve Due Diligence

    During 2024, the Company intends to provide additional background and educational information to its direct suppliers when it believes it is necessary to improve their ability to respond to the CMRT.

6.    Cautionary Statement Concerning Forward-Looking Statements

This report contains certain forward-looking statements within the meaning of Section 27A of the Securities Act 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the Company intends that such forward-looking statements be subject to the safe harbors created thereby. These forward-looking statements, which can be identified by the use of words such as “may,” “will,” “expect,” “believe,” “anticipate,” “estimate,” or “continue,” or variations thereon or comparable terminology, include but are not limited to statements about the Company’s future plans, including plans and objectives relating to the future operations, products, and performance of the Company; projections as to when objectives may be achieved; projections of future demand for the Company’s products; the growth of the market in which the Company operates; the Company’s estimate as to the size of the Company’s market opportunity; the Company’s competitive position and estimates of time reduction to results; and the Company’s expectations relating to current supply chain impacts. In addition, all statements other than statements of historical facts that address activities, events or developments the Company expects, believes or anticipates will or may occur in the future, and other such matters, are forward-looking statements.

Future events and actual results could differ materially from those set forth in, contemplated or suggested by, or underlying the forward-looking statements. There can be no assurances that results described in forward-looking statements will be achieved, and actual results could differ materially from those suggested by the forward-looking statements. The forward-looking statements included herein are based on current expectations that involve a number of risks and uncertainties, including among other things, volatility throughout the global economy and the related impacts to the businesses of our suppliers’ supply chain constraints and inflationary pressures. Other important factors that could cause our actual results to differ materially from those in our forward-looking statements include those discussed herein, and in other reports filed with the U.S. Securities and Exchange Commission (the “SEC”) including but not limited to the risks in the section entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023, the section entitled “Risk Factors” in our Form 10-Q for the quarter ended March 31, 2024, and in our subsequent filings with the SEC. These forward-looking statements are also based on certain additional assumptions, including, but not limited to, that we will retain key management personnel; we will be successful in the commercialization of our products; we will obtain sufficient capital to commercialize our products and continue development of complementary products; we will be successful in obtaining marketing authorization for our products from the FDA and other regulatory agencies and governing bodies; we will be able to protect our intellectual property; our ability to respond effectively to technological change; our ability to accurately anticipate market demand for our products; and that there will be no material adverse change in our operations or business and general market and industry conditions. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. .

Although the Company believes that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove inaccurate and, therefore, there can be no assurance that the results expressed or implied in the forward- looking statements will be realized. Any forward-looking statements made by us in this report speak only as of the date on which they are made. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Table 1(1)

Subject Mineral	Smelter Name	Country Location of Smelter	CFSI Smelter Identification Number	RMAP Status(2)
Gold	8853 S.p.A.	ITALY	CID002763	No Status
Gold	Abington Reldan Metals, LLC	UNITED STATES OF AMERICA	CID002708	Conformant
Gold	Advanced Chemical Company	UNITED STATES OF AMERICA	CID000015	Active
Gold	African Gold Refinery	UGANDA	CID003185	No Status
Gold	Agosi AG	GERMANY	CID000035	Conformant
Gold	Aida Chemical Industries Co., Ltd.	JAPAN	CID000019	Conformant
Gold	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES	CID002560	No Status
Gold	Alexy Metals	UNITED STATES OF AMERICA	CID003500	No Status
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN	CID000041	Conformant
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	BRAZIL	CID000058	Conformant
Gold	Argor-Heraeus S.A.	SWITZERLAND	CID000077	Conformant
Gold	Asahi Pretec Corp.	JAPAN	CID000082	Conformant
Gold	Asahi Refining Canada Ltd.	CANADA	CID000924	Conformant
Gold	Asahi Refining USA Inc.	UNITED STATES OF AMERICA	CID000920	Conformant
Gold	Asaka Riken Co., Ltd.	JAPAN	CID000090	Conformant
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY	CID000103	No Status
Gold	AU Traders and Refiners	SOUTH AFRICA	CID002850	No Status
Gold	Augmont Enterprises Private Limited	INDIA	CID003461	No Status
Gold	Aurubis AG	GERMANY	CID000113	Conformant
Gold	Bangalore Refinery	INDIA	CID002863	Active
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES	CID000128	Conformant
Gold	Boliden AB	SWEDEN	CID000157	Conformant
Gold	C. Hafner GmbH + Co. KG	GERMANY	CID000176	Conformant
Gold	C.I Metales Procesados Industriales SAS	COLOMBIA	CID003421	No Status
Gold	Caridad	MEXICO	CID000180	No Status
Gold	CCR Refinery - Glencore Canada Corporation	CANADA	CID000185	Conformant
Gold	Cendres + Metaux S.A.	SWITZERLAND	CID000189	No Status

Gold	CGR Metalloys Pvt Ltd.	INDIA	CID003382	No Status
Gold	Chimet S.p.A.	ITALY	CID000233	Conformant
Gold	Chugai Mining	JAPAN	CID000264	Conformant
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA	CID000343	No Status
Gold	Degussa Sonne / Mond Goldhandel GmbH	GERMANY	CID002867	No Status
Gold	Dijllah Gold Refinery FZC	UNITED ARAB EMIRATES	CID003348	No Status
Gold	Dowa	JAPAN	CID000401	Conformant
Gold	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF	CID000359	Conformant
Gold	Eco-System Recycling Co., Ltd. East Plant	JAPAN	CID000425	Conformant
Gold	Eco-System Recycling Co., Ltd. North Plant	JAPAN	CID003424	Conformant
Gold	Eco-System Recycling Co., Ltd. West Plant	JAPAN	CID003425	Conformant
Gold	Emerald Jewel Industry India Limited (Unit 1)	INDIA	CID003487	No Status
Gold	Emerald Jewel Industry India Limited (Unit 2)	INDIA	CID003488	No Status
Gold	Emerald Jewel Industry India Limited (Unit 3)	INDIA	CID003489	No Status
Gold	Emerald Jewel Industry India Limited (Unit 4)	INDIA	CID003490	No Status
Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES	CID002561	No Status
Gold	Fidelity Printers and Refiners Ltd.	ZIMBABWE	CID002515	No Status
Gold	Fujairah Gold FZC	UNITED ARAB EMIRATES	CID002584	No Status
Gold	Geib Refining Corporation	UNITED STATES OF AMERICA	CID002459	No Status
Gold	GGC Gujrat Gold Centre Pvt. Ltd.	INDIA	CID002852	No Status
Gold	Gold by Gold Colombia	COLOMBIA	CID003641	Conformant
Gold	Gold Coast Refinery	GHANA	CID003186	No Status
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	CHINA	CID002243	Conformant
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA	CID001909	No Status
Gold	Guangdong Jinding Gold Limited	CHINA	CID002312	No Status
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA	CID000651	No Status
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA	CID000671	No Status
Gold	Heimerle + Meule GmbH	GERMANY	CID000694	Conformant
Gold	Heraeus Germany GmbH Co. KG	GERMANY	CID000711	Conformant

Gold	Heraeus Metals Hong Kong Ltd.	CHINA	CID000707	Conformant
Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA	CID000767	No Status
Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	CHINA	CID000773	No Status
Gold	HwaSeong CJ CO., LTD.	KOREA, REPUBLIC OF	CID000778	No Status
Gold	Industrial Refining Company	BELGIUM	CID002587	No Status
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA	CID000801	Conformant
Gold	International Precious Metal Refiners	UNITED ARAB EMIRATES	CID002562	No Status
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN	CID000807	Conformant
Gold	Istanbul Gold Refinery	TURKEY	CID000814	Conformant
Gold	Italpreziosi	ITALY	CID002765	Conformant
Gold	JALAN & Company	INDIA	CID002893	No Status
Gold	Japan Mint	JAPAN	CID000823	Conformant
Gold	Jiangxi Copper Co., Ltd.	CHINA	CID000855	Conformant
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION	CID000927	No Status
Gold	JSC Novosibirsk Refinery	RUSSIAN FEDERATION	CID000493	No Status
Gold	JSC Uralelectromed	RUSSIAN FEDERATION	CID000929	No Status
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN	CID000937	Conformant
Gold	K.A. Rasmussen	NORWAY	CID003497	No Status
Gold	Kaloti Precious Metals	UNITED ARAB EMIRATES	CID002563	No Status
Gold	Kazakhmys Smelting LLC	KAZAKHSTAN	CID000956	No Status
Gold	Kazzinc	KAZAKHSTAN	CID000957	Conformant
Gold	Kennecott Utah Copper LLC	UNITED STATES OF AMERICA	CID000969	Conformant
Gold	KGHM Polska Miedz Spolka Akcyjna	POLAND	CID002511	Conformant
Gold	Kojima Chemicals Co., Ltd.	JAPAN	CID000981	Conformant
Gold	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF	CID002605	Conformant
Gold	Kundan Care Products Ltd.	INDIA	CID003463	No Status
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN	CID001029	No Status
Gold	Kyshtym Copper-Electrolytic Plant ZAO	RUSSIAN FEDERATION	CID002865	No Status
Gold	L'azurde Company For Jewelry	SAUDI ARABIA	CID001032	No Status
Gold	Lingbao Gold Co., Ltd.	CHINA	CID001056	No Status

Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA	CID001058	No Status
Gold	L'Orfebre S.A.	ANDORRA	CID002762	Conformant
Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF	CID001078	Conformant
Gold	LT Metal Ltd.	KOREA, REPUBLIC OF	CID000689	Conformant
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA	CID001093	No Status
Gold	Marsam Metals	BRAZIL	CID002606	No Status
Gold	Materion	UNITED STATES OF AMERICA	CID001113	Conformant
Gold	Matsuda Sangyo Co., Ltd.	JAPAN	CID001119	Conformant
Gold	MD Overseas	INDIA	CID003548	No Status
Gold	Metal Concentrators SA (Pty) Ltd.	SOUTH AFRICA	CID003575	Conformant
Gold	Metallix Refining Inc.	UNITED STATES OF AMERICA	CID003557	No Status
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA	CID001149	Conformant
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE	CID001152	Conformant
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA	CID001147	Conformant
Gold	Metalor Technologies S.A.	SWITZERLAND	CID001153	Conformant
Gold	Metalor USA Refining Corporation	UNITED STATES OF AMERICA	CID001157	Conformant
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	MEXICO	CID001161	Conformant
Gold	Mitsubishi Materials Corporation	JAPAN	CID001188	Conformant
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN	CID001193	Conformant
Gold	MKS PAMP SA	SWITZERLAND	CID001352	Conformant
Gold	MMTC-PAMP India Pvt., Ltd.	INDIA	CID002509	Conformant
Gold	Modeltech Sdn Bhd	MALAYSIA	CID002857	No Status
Gold	Morris and Watson	NEW ZEALAND	CID002282	No Status
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION	CID001204	No Status
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	TURKEY	CID001220	Conformant
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN	CID001236	Conformant
Gold	NH Recytech Company	KOREA, REPUBLIC OF	CID003189	Conformant
Gold	Nihon Material Co., Ltd.	JAPAN	CID001259	Conformant

Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA	CID002779	Conformant
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN	CID001325	Conformant
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	RUSSIAN FEDERATION	CID001326	No Status
Gold	Pease & Curren	UNITED STATES OF AMERICA	CID002872	No Status
Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA	CID001362	No Status
Gold	Planta Recuperadora de Metales SpA	CHILE	CID002919	Conformant
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION	CID001386	No Status
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA	CID001397	Conformant
Gold	PX Precinox S.A.	SWITZERLAND	CID001498	Conformant
Gold	QG Refining, LLC	UNITED STATES OF AMERICA	CID003324	No Status
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA	CID001512	Conformant
Gold	Refinery of Seemine Gold Co., Ltd.	CHINA	CID000522	No Status
Gold	REMONDIS PMR B.V.	NETHERLANDS	CID002582	Conformant
Gold	Royal Canadian Mint	CANADA	CID001534	Conformant
Gold	SAAMP	FRANCE	CID002761	No Status
Gold	Sabin Metal Corp.	UNITED STATES OF AMERICA	CID001546	No Status
Gold	Safimet S.p.A	ITALY	CID002973	No Status
Gold	SAFINA A.S.	CZECHIA	CID002290	Conformant
Gold	Sai Refinery	INDIA	CID002853	No Status
Gold	Samduck Precious Metals	KOREA, REPUBLIC OF	CID001555	No Status
Gold	Samwon Metals Corp.	KOREA, REPUBLIC OF	CID001562	No Status
Gold	Sancus ZFS (L’Orfebre, SA)	COLOMBIA	CID003529	No Status
Gold	Sellem Industries Ltd.	MAURITANIA	CID003540	No Status
Gold	SEMPSA Joyeria Plateria S.A.	SPAIN	CID001585	Conformant
Gold	Shandong Gold Smelting Co., Ltd.	CHINA	CID001916	Conformant
Gold	Shandong Humon Smelting Co., Ltd.	CHINA	CID002525	No Status
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA	CID001619	No Status
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA	CID001622	Conformant
Gold	Shenzhen Zhonghenglong Real Industry Co., Ltd.	CHINA	CID002527	No Status
Gold	Shirpur Gold Refinery Ltd.	INDIA	CID002588	No Status

Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA	CID001736	Conformant
Gold	Singway Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA	CID002516	No Status
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION	CID001756	No Status
Gold	Solar Applied Materials Technology Corp.	TAIWAN, PROVINCE OF CHINA	CID001761	Conformant
Gold	Sovereign Metals	INDIA	CID003383	No Status
Gold	State Research Institute Center for Physical Sciences and Technology	LITHUANIA	CID003153	No Status
Gold	Sudan Gold Refinery	SUDAN	CID002567	No Status
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN	CID001798	Conformant
Gold	SungEel HiMetal Co., Ltd.	KOREA, REPUBLIC OF	CID002918	Conformant
Gold	Super Dragon Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA	CID001810	No Status
Gold	T.C.A S.p.A	ITALY	CID002580	Conformant
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN	CID001875	Conformant
Gold	Tokuriki Honten Co., Ltd.	JAPAN	CID001938	Conformant
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CHINA	CID001947	No Status
Gold	TOO Tau-Ken-Altyn	KAZAKHSTAN	CID002615	Conformant
Gold	Torecom	KOREA, REPUBLIC OF	CID001955	Conformant
Gold	Umicore Precious Metals Thailand	THAILAND	CID002314	No Status
Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM	CID001980	Conformant
Gold	United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA	CID001993	Conformant
Gold	Valcambi S.A.	SWITZERLAND	CID002003	Conformant
Gold	WEEEREFINING	FRANCE	CID003615	Conformant
Gold	Western Australian Mint (T/a The Perth Mint)	AUSTRALIA	CID002030	Conformant
Gold	WIELAND Edelmetalle GmbH	GERMANY	CID002778	Conformant
Gold	Yamakin Co., Ltd.	JAPAN	CID002100	Conformant
Gold	Yokohama Metal Co., Ltd.	JAPAN	CID002129	Conformant
Gold	Yunnan Copper Industry Co., Ltd.	CHINA	CID000197	No Status
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA	CID002224	Conformant
Tantalum	AMG Brasil	BRAZIL	CID001076	Conformant

Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA	CID000211	Conformant
Tantalum	D Block Metals, LLC	UNITED STATES OF AMERICA	CID002504	Conformant
Tantalum	F&X Electro-Materials Ltd.	CHINA	CID000460	Conformant
Tantalum	FIR Metals & Resource Ltd.	CHINA	CID002505	Conformant
Tantalum	Global Advanced Metals Aizu	JAPAN	CID002558	Conformant
Tantalum	Global Advanced Metals Boyertown	UNITED STATES OF AMERICA	CID002557	Conformant
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA	CID002492	Conformant
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA	CID002512	Conformant
Tantalum	Jiangxi Tuohong New Raw Material	CHINA	CID002842	Conformant
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA	CID000914	Conformant
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA	CID000917	Conformant
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA	CID002506	Conformant
Tantalum	KEMET de Mexico	MEXICO	CID002539	Conformant
Tantalum	Materion Newton Inc.	UNITED STATES OF AMERICA	CID002548	Conformant
Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA	CID001163	Conformant
Tantalum	Mineracao Taboca S.A.	BRAZIL	CID001175	Conformant
Tantalum	Mitsui Mining and Smelting Co., Ltd.	JAPAN	CID001192	Conformant
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA	CID001277	Conformant
Tantalum	NPM Silmet AS	ESTONIA	CID001200	Conformant
Tantalum	QuantumClean	UNITED STATES OF AMERICA	CID001508	Conformant
Tantalum	Resind Industria e Comercio Ltda.	BRAZIL	CID002707	Conformant
Tantalum	RFH Yancheng Jinye New Material Technology Co., Ltd.	CHINA	CID003583	Conformant
Tantalum	Taki Chemical Co., Ltd.	JAPAN	CID001869	Conformant
Tantalum	TANIOBIS Co., Ltd.	THAILAND	CID002544	Conformant
Tantalum	TANIOBIS GmbH	GERMANY	CID002545	Conformant
Tantalum	TANIOBIS Japan Co., Ltd.	JAPAN	CID002549	Conformant

Tantalum	TANIOBIS Smelting GmbH & Co. KG	GERMANY	CID002550	Conformant
Tantalum	Telex Metals	UNITED STATES OF AMERICA	CID001891	Conformant
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN	CID001969	Conformant
Tantalum	XIMEI RESOURCES (GUANGDONG) LIMITED	CHINA	CID000616	Conformant
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA	CID002508	Conformant
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	CHINA	CID001522	Conformant
Tin	Alpha	UNITED STATES OF AMERICA	CID000292	Conformant
Tin	An Vinh Joint Stock Mineral Processing Company	VIET NAM	CID002703	No Status
Tin	Aurubis Beerse	BELGIUM	CID002773	Conformant
Tin	Aurubis Berango	SPAIN	CID002774	Conformant
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA	CID000228	Conformant
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	CHINA	CID003190	Conformant
Tin	China Tin Group Co., Ltd.	CHINA	CID001070	Conformant
Tin	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	BRAZIL	CID003486	Conformant
Tin	CRM Synergies	SPAIN	CID003524	Conformant
Tin	CV Ayi Jaya	INDONESIA	CID002570	Conformant
Tin	CV Venus Inti Perkasa	INDONESIA	CID002455	Conformant
Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	CHINA	CID003356	No Status
Tin	Dowa	JAPAN	CID000402	Conformant
Tin	DS Myanmar	MYANMAR	CID003831	Conformant
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIET NAM	CID002572	No Status
Tin	EM Vinto	BOLIVIA (PLURINATIONAL STATE OF)	CID000438	Conformant
Tin	Estanho de Rondonia S.A.	BRAZIL	CID000448	Conformant
Tin	Fabrica Auricchio Industria e Comercio Ltda.	BRAZIL	CID003582	Conformant
Tin	Fenix Metals	POLAND	CID000468	Conformant

Tin	Gejiu City Fuxiang Industry and Trade Co., Ltd.	CHINA	CID003410	No Status
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA	CID000942	No Status
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA	CID000538	Conformant
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA	CID001908	No Status
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA	CID000555	No Status
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHINA	CID003116	Conformant
Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA	CID002844	Conformant
Tin	Jiangxi New Nanshan Technology Ltd.	CHINA	CID001231	Conformant
Tin	Luna Smelter, Ltd.	RWANDA	CID003387	Conformant
Tin	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL	CID002468	Conformant
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA	CID001105	Conformant
Tin	Melt Metais e Ligas S.A.	BRAZIL	CID002500	No Status
Tin	Metallic Resources, Inc.	UNITED STATES OF AMERICA	CID001142	Conformant
Tin	Mineracao Taboca S.A.	BRAZIL	CID001173	Conformant
Tin	Minsur	PERU	CID001182	Conformant
Tin	Mitsubishi Materials Corporation	JAPAN	CID001191	Conformant
Tin	Modeltech Sdn Bhd	MALAYSIA	CID002858	No Status
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM	CID002573	No Status
Tin	Novosibirsk Tin Combine	RUSSIAN FEDERATION	CID001305	No Status
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND	CID001314	Conformant
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES	CID002517	Conformant
Tin	Operaciones Metalurgicas S.A.	BOLIVIA (PLURINATIONAL STATE OF)	CID001337	Conformant
Tin	Pongpipat Company Limited	MYANMAR	CID003208	No Status
Tin	Precious Minerals and Smelting Limited	INDIA	CID003409	Active
Tin	PT Aries Kencana Sejahtera	INDONESIA	CID000309	Conformant
Tin	PT Artha Cipta Langgeng	INDONESIA	CID001399	Conformant
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA	CID002503	Conformant

Tin	PT Babel Inti Perkasa	INDONESIA	CID001402	Conformant
Tin	PT Babel Surya Alam Lestari	INDONESIA	CID001406	Conformant
Tin	PT Bangka Prima Tin	INDONESIA	CID002776	Conformant
Tin	PT Bangka Serumpun	INDONESIA	CID003205	Conformant
Tin	PT Bangka Tin Industry	INDONESIA	CID001419	Active
Tin	PT Belitung Industri Sejahtera	INDONESIA	CID001421	Conformant
Tin	PT Bukit Timah	INDONESIA	CID001428	Conformant
Tin	PT Cipta Persada Mulia	INDONESIA	CID002696	Conformant
Tin	PT Menara Cipta Mulia	INDONESIA	CID002835	Conformant
Tin	PT Mitra Stania Prima	INDONESIA	CID001453	Conformant
Tin	PT Mitra Sukses Globalindo	INDONESIA	CID003449	Conformant
Tin	PT Panca Mega Persada	INDONESIA	CID001457	No Status
Tin	PT Premium Tin Indonesia	INDONESIA	CID000313	Conformant
Tin	PT Prima Timah Utama	INDONESIA	CID001458	Conformant
Tin	PT Putera Sarana Shakti (PT PSS)	INDONESIA	CID003868	Conformant
Tin	PT Rajawali Rimba Perkasa	INDONESIA	CID003381	Conformant
Tin	PT Rajehan Ariq	INDONESIA	CID002593	Conformant
Tin	PT Refined Bangka Tin	INDONESIA	CID001460	Conformant
Tin	PT Sariwiguna Binasentosa	INDONESIA	CID001463	Conformant
Tin	PT Stanindo Inti Perkasa	INDONESIA	CID001468	Conformant
Tin	PT Sukses Inti Makmur	INDONESIA	CID002816	Conformant
Tin	PT Timah Nusantara	INDONESIA	CID001486	Conformant
Tin	PT Timah Tbk Kundur	INDONESIA	CID001477	Conformant
Tin	PT Timah Tbk Mentok	INDONESIA	CID001482	Conformant
Tin	PT Tinindo Inter Nusa	INDONESIA	CID001490	Conformant
Tin	PT Tirus Putra Mandiri	INDONESIA	CID002478	No Status
Tin	PT Tommy Utama	INDONESIA	CID001493	Conformant

Tin	Resind Industria e Comercio Ltda.	BRAZIL	CID002706	Conformant
Tin	Rui Da Hung	TAIWAN, PROVINCE OF CHINA	CID001539	Conformant
Tin	Soft Metais Ltda.	BRAZIL	CID001758	Conformant
Tin	Super Ligas	BRAZIL	CID002756	Conformant
Tin	Thaisarco	THAILAND	CID001898	Conformant
Tin	Tin Smelting Branch of Yunnan Tin Co., Ltd.	CHINA	CID002180	Conformant
Tin	Tin Technology & Refining	UNITED STATES OF AMERICA	CID003325	Conformant
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIET NAM	CID002574	No Status
Tin	VQB Mineral and Trading Group JSC	VIET NAM	CID002015	No Status
Tin	White Solder Metalurgia e Mineracao Ltda.	BRAZIL	CID002036	Conformant
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA	CID002158	Conformant
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	CHINA	CID003397	Conformant
Tungsten	A.L.M.T. Corp.	JAPAN	CID000004	Conformant
Tungsten	ACL Metais Eireli	BRAZIL	CID002833	No Status
Tungsten	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	BRAZIL	CID003427	No Status
Tungsten	Artek LLC	RUSSIAN FEDERATION	CID003553	No Status
Tungsten	Asia Tungsten Products Vietnam Ltd.	VIET NAM	CID002502	Conformant
Tungsten	China Molybdenum Tungsten Co., Ltd.	CHINA	CID002641	Conformant
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA	CID000258	Conformant
Tungsten	CNMC (Guangxi) PGMA Co., Ltd.	CHINA	CID000281	No Status
Tungsten	Cronimet Brasil Ltda	BRAZIL	CID003468	Conformant
Tungsten	Fujian Ganmin RareMetal Co., Ltd.	CHINA	CID003401	No Status
Tungsten	Fujian Xinlu Tungsten Co., Ltd.	CHINA	CID003609	Conformant
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	CHINA	CID002645	No Status
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA	CID000875	No Status
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA	CID002315	Conformant

Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA	CID002494	Conformant
Tungsten	Global Tungsten & Powders Corp.	UNITED STATES OF AMERICA	CID000568	Conformant
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA	CID000218	Conformant
Tungsten	H.C. Starck Tungsten GmbH	GERMANY	CID002541	Conformant
Tungsten	Hubei Green Tungsten Co., Ltd.	CHINA	CID003417	Conformant
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA	CID000766	Conformant
Tungsten	Hunan Jintai New Material Co., Ltd.	CHINA	CID000769	No Status
Tungsten	Hunan Shizhuyuan Nonferrous Metals Co., Ltd. Chenzhou Tungsten Products Branch	CHINA	CID002513	Conformant
Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION	CID002649	No Status
Tungsten	Japan New Metals Co., Ltd.	JAPAN	CID000825	Conformant
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA	CID002551	Conformant
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA	CID002321	Conformant
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CHINA	CID002313	No Status
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA	CID002318	Conformant
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA	CID002317	Conformant
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA	CID002316	Conformant
Tungsten	JSC "Kirovgrad Hard Alloys Plant"	RUSSIAN FEDERATION	CID003408	No Status
Tungsten	Kennametal Fallon	UNITED STATES OF AMERICA	CID000966	Conformant
Tungsten	Kennametal Huntsville	UNITED STATES OF AMERICA	CID000105	Conformant
Tungsten	Lianyou Metals Co., Ltd.	TAIWAN, PROVINCE OF CHINA	CID003407	Conformant
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA	CID002319	Conformant
Tungsten	Masan High-Tech Materials	VIET NAM	CID002543	Conformant
Tungsten	Moliren Ltd.	RUSSIAN FEDERATION	CID002845	No Status
Tungsten	Niagara Refining LLC	UNITED STATES OF AMERICA	CID002589	Conformant
Tungsten	NPP Tyazhmetprom LLC	RUSSIAN FEDERATION	CID003416	No Status

Tungsten	OOO “Technolom” 1	RUSSIAN FEDERATION	CID003614	No Status
Tungsten	OOO “Technolom” 2	RUSSIAN FEDERATION	CID003612	No Status
Tungsten	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES	CID002827	Conformant
Tungsten	TANIOBIS Smelting GmbH & Co. KG	GERMANY	CID002542	Conformant
Tungsten	Tungsten Vietnam Joint Stock Company	VIET NAM	CID003993	Conformant
Tungsten	Unecha Refractory metals plant	RUSSIAN FEDERATION	CID002724	No Status
Tungsten	Wolfram Bergbau und Hutten AG	AUSTRIA	CID002044	Conformant
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA	CID002320	Conformant
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA	CID002082	Conformant

(1)     As noted in the Due Diligence Results section of this report, survey responses from suppliers were provided on a company-wide basis and did not limit the information provided on smelters and refiners to those specific to the components or materials that the supplier provided to the Company.

(2)    Verified as of May 20, 2024. “Conformant” means the smelter is listed as compliant with the RMAP assessment protocols, including through mutual recognition, or is listed as “Re-audit in process” by the RMI. “Active” means that the smelter is listed as having submitted a signed Agreement for the Exchange of Confidential Information, Auditee Agreement, and a Due Diligence Checklist.